SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  July 31, 2003

                           NEWELL RUBBERMAID INC.
           (Exact Name of Registrant as Specified in its Charter)

          Delaware               1-9608              36-3514169
       (State or Other         (Commission          (IRS Employer
        Jurisdiction          File Number)       Identification No.)
      of Incorporation)


         Deerfield Corporate Centre One
          13010 Morris Road, Suite 100
               Alpharetta, Georgia                       30004
    (Address of Principal Executive Offices)          (Zip Code)

      Registrant's telephone number, including area code:  (770) 670-2232





   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

        (c)  Exhibits.

             Exhibit
             Number                   Description
             -------                  -----------

             99.1 Press Release, dated July 31, 2003, issued by Newell Rubbermaid Inc., and Additional Financial Information


   ITEM 9.   REGULATION FD DISCLOSURE (ALSO BEING PROVIDED UNDER NEW ITEM
             12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

   The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 9 and Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

   On July 31, 2003, Newell Rubbermaid Inc. (the "Company") reported its results for the second fiscal quarter ended June 30, 2003. The Company's press release, dated July 31, 2003, is attached as
   Exhibit 99.1

   The press release contains non-GAAP financial measures. For purposes of SEC Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. (For certain other statistical measures that are not non-GAAP financial measures, the Company has provided other supplemental information, also as part of the press release.)

   The Company has used the financial measures that are included in the press release for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company's management believes that these measures -- including those that are "non-GAAP financial measures" -- and the information they provide are useful to investors because they permit investors to view the Company's performance using the same tools that Company management uses and to gauge the Company's progress in achieving its stated goals.

   The Company's management believes that the individual measures are also useful to investors for more specific reasons:

        Operating income, net income and gross margin, excluding restructuring and other charges, as a percentage of sales. -- These measures are also useful to investors because they provide information with respect to operating income, net income and gross margin related to continuing operations after the restructuring plan is completed.

        Free cash flow: Cash flow provided by operations, net of dividends and capital expenditures. -- This measure is also useful to investors because it is an indication of amounts of cash flow that may be available for further investment in future growth initiatives.

        Operating profit from internal growth: Change in operating profit attributable to net sales growth of businesses the Company has owned longer than one year, including minor acquisitions and divestitures. -- This measure also assists investors in understanding the extent to which changes in comparable operating profit is attributable to Company operations that have been owned longer than a year.

        Diluted earnings per share, excluding restructuring and other charges. -- This measure is also useful to investors because it provides information with respect to earnings per share, both historical and expected, related to continuing operations after the restructuring plan is completed.

   The other purpose for which the Company uses free cash flow and earnings per share, excluding restructuring and other charges, is as two of the performance goals that help determine the amount, if any, of cash bonuses for corporate management employees under the Company's management cash bonus plan.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEWELL RUBBERMAID INC.


   Date:     July 31, 2003       By:  /s/ Dale L. Matschullat
                                      ---------------------------------
                                      Dale L. Matschullat
                                      Vice President - General Counsel

                                EXHIBIT INDEX


    Exhibit No.     Description
    -----------     -----------

    99.1 Press Release, dated July 31, 2003, issued by Newell Rubbermaid Inc., and Additional Financial Information